Cooperation Agreement On
                 Establishment of "Morning Sun Resources Center
               Under National Center For Audio / Visual Education
                            OF Ministry Of Education"

Party A : National Center for Audio / Visual Education

Party B : Beijing Tengtu Culture & Education Electronics Development Co. Ltd.

                Beijing Tengtu Tian Di Network Co. Ltd.



         In order to coordinate the implementation of the contemporary Distance Learning Project initiated by the Ministry of Education, promote the popularization of information technology (IT) in elementary / secondary schools, and expedite the introduction of IT education, the National Center for Audio / Visual Education (NCAVE) under the Ministry of Education and Tengtu have reached the following cooperation agreement on the establishment of the " Morning Sun Resources Center Under the National Center For Audio / Visual Education Of The Ministry Of Education " ( hereinafter referred to as " MSRC " ) :

1.       Contents of Cooperation

         The theme of this cooperation is on the establishment of the MSRC Web portal ( the Project ) in order to provide the services of educational Web portal ASP ( Active Server Pages ), distance learning, distribution of educational information, e-Business applications, etc. Both Parties will also fully utilize the existing educational resources of the Ministry of Education and the educational resources database of Tengtu to
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ResourcesCenter Agreement Pg. 1

         develop the educational resources and database for K-12 Education. This Web portal will function as the production, distribution and operation center for the K-12 education resources, and as the Internet Data Center ( IDC ) for the Local Education Resources Center, thus providing software and hardware support for the implementation of the " School-To-School Link " project.

2.       Organization of Cooperation

         2.1 In the early stages of the Project, a Project Leading Group and a Project Working Group are to be set up by both Parties to organize and implement, under guidance of the NCAVE, the Project.

         2.2 While the NCAVE will provide policy support and business guidance for this Project, Tengtu will invest a total of RMB 80 Million and be responsible for its specific implementation.

         2.3 After this Project becomes mature and profitable, both Parties agree to incorporate the MSRC into an independent business entity. The NCAVE will then take 30% ownership while Tengtu will take 70% ownership of the entity.

3.       Steps of Cooperation and Modes of Operation

         3.1 To provide free upgrade for the 3,000 schools established under "Operation Morning Sun -- Phase I" by providing satellite receiving equipment, database management system, VOD ( Video On Demand ), virtual CD drive, etc. in order to allow these schools to become potential customers of the MSRC.

         3.2 To expedite the implementation of "Operation Morning Sun -- Phase II" in order to further increase the number of end users.

               (1)  Structure of " Operation Morning Sun -- Phase II " Products:
                    In addition to the " Operation Morning Sun -- Phase I " products, e.g., items such as Multimedia Digital Classroom, Internet Classroom, etc., VOD, Virtual CD Drive, Database Management System, Lessons Preparation System, hardware for Tengtu broadband distance learning
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ResourcesCenter Agreement                                                  Pg. 2

                    satellite network, distance learning resources, foreign educational resources, etc. are added.

               (2) to meet the requirements of different schools, the following different solutions are provided:

                    Solution 1 : For schools equipped with the Campus Network and Computer- Classrooms, the product package of " Operation Morning Sun -- Phase II" will be provided to support interconnection with the Internet and Tengtu Broadband Education Satellite Network.

                    Solution 2 : For better computer-equipped schools, real-time reception and updating of distance learning resources are provided through the " Tengtu Broadband Distance Learning Satellite Network ".

                    Solution 3 : For poorer equipped schools, satellite receiving equipment and " Distance Learning Resources Database " products will be provided.

                    (3)       Service Charges

                    Each MSRC user will be charged RMB 5,000 per year. Non-subscription user will be charged for each visit, with the rate yet to be determined. School users in calendar year 2001 will be approximately 3,000 to 10,000; with the sales of education resources database CD's up to 30,000 sets. School users in calendar years 2002 and 2003 are forecasted to be 25,000 and 35,000 to 50,000 respectively.

4.       Responsibilities of Both Parties

         4.1   NCAVE

               - To provide supporting policies, including policy documents from the Ministry of Education and administration.

               - To designate associated leader(s) to coordinate the implementation of the Project.

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ResourcesCenter Agreement                                                  Pg. 3


               - To obtain the licenses for the operation of the Web portal and satellite broadcasting and also to provide independent satellite broadcasting channel(s) and adequate bandwidth.

               - To provide the MSRC Web portal with the existing K-12 education resources for broadcasting and operation on the NCAVE satellite platform.

               - To promote the cooperation on the implementation of the "School-To-School Link " project and to coordinate the relationship with the various departments of the Ministry of Education.

               -    To provide business guidance for the MSRC.

         4.2   Tengtu

               - To provide the Total MSRC Software and Hardware Solution; and tried and proven broadband commercial Web portal software.

               - To provide various Tengtu education application platform system software and user-end software.

               - To provide advanced foreign distance learning educational resources from the Tengtu Electronic Publishing Co. Ltd. ; and to cooperate to establish the National Broadband K-12 Educational Resources Database.

               - To provide the Tengtu Distance Learning Production System and Educational Resources Database.

               - To gradually invest RMB 80 Million in stages for the establishment and operation of the MSRC : RMB 40 Million for the establishment of the K-12 education resources, RMB 10 Million for the establishment of the MSRC Web portal, RMB 15 Million for the cooperation with the provincial resources centers, RMB 5 Million for the daily administration, and RMB 10 Million for the working capital and purchase of equipment.

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ResourcesCenter Agreement                                                  Pg. 4

         5.    Distribution of Profit

               In the early stages of the Project, Party A will receive 30% of the profit. If the Project has not generated any profit or the profit payable to Party A is less than RMB 1.3 Million, Party B will pay Party A up to RMB 1.3 Million as the guaranteed minimum.



Party A :      National Center for Audio / Visual Education
               Ministry of Education

Representative : Zhang, Yee Chee
Date : April 9, 2001

Party B :      Beijing Tengtu Culture & Education Electronics Development Co.
                    Ltd.
               Beijing Tengtu Tian Di Network Co. Ltd.

Representative : Zhang, Fan Qi
Date : April 9, 2001

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ResourcesCenter Agreement                                                  Pg. 5




To : Tengtu International Corp.

The following outlines the mutual understanding of the issues related to the business partnership between Tengtu China and Tengtu International Corp.:

1. As a business partner of Tengtu International Corp. (TIC), Tengtu China will represent TIC to implement the " Operation Morning Sun " and "Morning Sun Education Resources Center of National Center for Audio / Visual Education (NCAVE) under Ministry of Education " projects.

2. Tengtu China will jointly undertake and share the operating results of all the joint- venture projects with Tengtu International Corp. according to the joint-venture agreement.

3. Tengtu China will establish special bank accounts for financial and investment management related to the joint venture undertakings.

4. It is agreed that of the 70% interest held by Tengtu China in the Morning Sun Education Resources Center ( MSERC ) , 57% will be held for and allocated to TIC. TIC's interest in the MSERC is therefore 39.9% (70%x57%).

5. Tengtu International Corp. shall be responsible for injecting the initial capital of RMB 80 Million according to the project financing plans for the establishment of the " Morning sun Education Resources Center of NCAVE under Ministry of Education "

6. Tengtu China will consider to consolidate with Tengtu International Corp. into a single entity when conditions are appropriate.

Zhang Fan Qi
Beijing Tengtu Culture & Education Electronics development Co. Ltd. Beijing Tengtu Tian Di Network Co. Ltd.
April 17, 2001


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